UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1000 Windward Concourse, Suite 250, Alpharetta, Georgia	30005
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 810-7800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AGYS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2020, the Board of Directors of Agilysys, Inc. (the “Company”) approved amendments to Sections 1 and 2 of Article I of the Company’s Code of Regulations (the “Regulations”) to provide that the Board of Directors may determine that an annual or special meeting of the Company’s shareholders be held solely by means of communications equipment instead of at a physical place. In addition, the Board approved an amendment to Section 3 of Article I of the Regulations to specify that the written notice of each meeting of the Company’s shareholders identify the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment. Lastly, the Board approved the addition of a new Section 9 to Article I of the Regulations to provide that the Board may determine that a meeting of the Company’s shareholders be held in a manner that allows shareholders and proxyholders to participate, communicate, and vote solely by means of communications equipment.

The foregoing summary is qualified in its entirety by reference to the Regulations, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

3.1	Amended Code of Regulations of Agilysys, Inc., effective as of October 9, 2020 (marked copy).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: October 13, 2020